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                                                                    Exhibit 12.1


                               Dean Foods Company
                Computation of Ratio of Earnings to Fixed Charges
                                  (In Millions)



                                                      26 Weeks Ended
                                                   November 26, 2000
                                                   -----------------
Income before taxes                                $            90.8
                                                   -----------------

Fixed charges:
     Interest expense                                           36.7
     Portion of rentals (33%)                                    8.4
                                                   -----------------

     Total fixed charges                                        45.1
                                                   -----------------

Earnings before taxes and fixed charges            $           135.9
                                                   =================

Ratio of earnings to fixed charges                               3.0
                                                   =================